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                                                                   EXHIBIT 10.13

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE



     This Settlement Agreement and Mutual Release ("Agreement") is made by and between GoDigital Telecommunications, Inc. (the "Company"), and Jack Byers ("Employee").

     WHEREAS, Employee was employed by the Company as the Company's Vice President, Operations and Chief Financial Officer;

     WHEREAS, the Company and Employee have entered into a Patent and Confidentiality Agreement (the "Confidentiality Agreement");

     WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship and to release each other from any claims arising from or related to the employment relationship;

     NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

          1.  Termination of Duties as an Officer. Employee resigned from his
              -----------------------------------
position as the Company's Vice President, Operations and Chief Financial Officer on January 29, 1999. Employee shall forward a formal letter of resignation to the Company. Employee's employment with the Company shall terminate as of January 29, 1999.

          2.  Consideration. The Company agrees to pay Employee at the rate of
              -------------
Five thousand Five Hundred Seventy Three Dollars and 8 Cents ($5,573.08) biweekly for the time period from February 1, 1999 through January 28, 2000 (the "payment period") in accordance with the Company's payroll practices. During the payment period, Employee will not be entitled to accrual of any employee benefits, including, but not limited to, vacation benefits or bonuses. Employee will continue to vest in the Company stock as specified in Paragraph 3 below.

          3.  Repurchase Option.  The Parties agree that the Company's
              -----------------
repurchase option with respect to the shares of the Company's Common Stock purchased by Employee pursuant to that certain Restricted Stock Purchase Agreement entered into between the Company and Employee on March 1, 1996, (the "Restricted Stock Purchase Agreement") will continue to lapse in accordance with Employee's vesting schedule throughout the payment period. The parties agree that the term of the Company's repurchase option pursuant to Section 3 of the Restricted Stock Purchase Agreement shall be extended for the term of the payment period.

          4.  Benefits.  Employee shall receive the Company's standard insurance
              --------
benefits under COBRA during the payment period. During the payment period, the Company shall pay Employee's COBRA premiums.

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          5.  Confidential Information.  Employee shall continue to maintain the
              ------------------------
confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Employee and the Company. Upon the termination of Employee's employment with the Company, Employee shall return all the Company property and confidential and proprietary information in his possession to the Company within five business days.

          6.  Payment of Salary.  Employee acknowledges and represents that as
              -----------------
of the date of this Agreement, the Company has paid all salary, wages, accrued vacation, commissions and any and all other benefits due to Employee.

          7.  Release of Claims.  Employee agrees that the foregoing
              -----------------
consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the effective date of this Agreement including, without limitation,

          (a) any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

          (b) any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company;

          (c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

          (d) violation of any federal, state or municipal statute, including, but not limited to, any and all claims for violation of Title VII of the Civil Rights Act of 1964, any and all claims for violation of the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and any and all claims for violation of the California Fair Employment and Housing Act;

          (e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

          (f)  any and all claims for attorneys' fees and costs.

                                       2
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The Company and Employee agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

          8.  Acknowledgment of Waiver of Claims under ADEA.  Employee
              ---------------------------------------------
acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

          9.  Civil Code Section 1542.  The Parties represent that they are not
              -----------------------
aware of any claim by either of them other than the claims that are released by this Agreement. Employee and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Employee and the Company, being aware of said code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

          10.  Confidentiality.  The Parties hereto each agree to use their best
               ---------------
efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as "Settlement Information"). Each Party hereto agrees to take every reasonable precaution to prevent disclosure of any Settlement Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Settlement Information. The Parties hereto agree to take every precaution to disclose Settlement Information only to those employees, officers, directors, attorneys, accountants, governmental entities, and family members who have a reasonable need to know of such Settlement Information.

          11.  Disparagement.  Each party agrees to refrain from any
               -------------
disparagement, criticism, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

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

          12.  Solicitation of Employees. Employee agrees that for a period of
               -------------------------
twenty-four (24) months following the date that Employee's employment with the Company terminates, he shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees to leave their employment, or attempt to solicit, induce, recruit, or encourage employees of the Company, either for himself or for any other person or entity.

          13.  Non-Competition. Employee agrees that for a period of twenty-four
               ---------------
(24) months following the date that Employee's employment with the Company terminates, he shall not engage directly or indirectly, whether on his own account or as a shareholder (other than as a less than 2% shareholder of a publicly-held company), partner, joint venturer, employee, consultant, advisor, and/or agent, of any person, firm, corporation, or other entity, in any line of business in which the Company is engaged or as of the date of this Agreement actively contemplated becoming engaged in, within any geographical area in which the Company engaged in such business or in which the Company contemplated becoming engaged in such business.

          14.  Indemnification.  The Company will provide Employee
               ---------------
indemnification pursuant to the indemnification agreement between the Company and Employee attached hereto as Exhibit A.
                                ---------

          15.  Tax Consequences.  The Company makes no representations or
               ----------------
warranties with respect to the tax consequences of the payment of any sums to Employee under the terms of this Agreement. Employee agrees and understands that he is responsible for payment, if any, of local, state and/or federal taxes on the sums paid hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Company harmless from any claims, demands, deficiencies, penalties, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of Employee's failure to pay federal or state taxes or damages sustained by the Company by reason of any such claims, including reasonable attorneys' fees.

          16.  No Admission of Liability.  No action taken by the Parties
               -------------------------
hereto, or either of them, either previously or in connection with this Agreement shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) an acknowledgement or admission by either party of any fault or liability whatsoever to the other party or to any third party.

          17.  Costs.  The Parties shall each bear their own costs, expert fees,
               -----
attorneys' fees and other fees incurred in connection with this Agreement.

          18.  Authority.  The Company represents and warrants that the
               ---------
undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that he has the capacity to act on his own behalf and on behalf of all who might claim through him to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

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          19.  No Representations.  Each party represents that it has had the
               ------------------
opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

          20.  Severability.  In the event that any provision hereof becomes or
               ------------
is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

          21.  Entire Agreement.  This Agreement represents the entire agreement
               ----------------
and understanding between the Company and Employee concerning Employee's separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and his compensation by the Company.

          22.  No Oral Modification.  This Agreement may only be amended in
               --------------------
writing signed by Employee and the President of the Company.

          23.  Governing Law.  This Agreement shall be governed by the laws of
               -------------
the State of California.

          24.  Effective Date.  This Agreement is effective on the date that is
               --------------
seven (7) days after it has been signed by both Parties.

          25.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

          26.  Voluntary Execution of Agreement.  This Agreement is executed
               --------------------------------
voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

               (a)  They have read this Agreement;

               (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

               (c) They understand the terms and consequences of this Agreement and of the releases it contains;

               (d) They are fully aware of the legal and binding effect of this Agreement.

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

               IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


                                 GODIGITAL TELECOMMUNICATIONS, INC.



Dated:  February 18, 1999        By        /s/   FRANK I. AKERS
                                    --------------------------------
                                                 Frank I Akers
                                                 President and CEO


                                 JACK BYERS, an individual



Dated:  March 9, 1999            By          /s/  JACK BYERS
                                    ---------------------------------
                                                  Jack Byers

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